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                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Printcafe Software, Inc. (the "Company") for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Marc D. Olin, Chief Executive Officer of the Company, and Joseph J. Whang, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                   /s/ Marc D. Olin
                                   -------------------
                                   Marc D. Olin
                                   Chief Executive Officer


                                   /s/ Joseph J. Whang
                                   -------------------
                                   Joseph J. Whang
                                   Chief Financial Officer

Date August 14, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Printcafe and will be retained by Printcafe and furnished to the Securities and Exchange Commission or its staff upon request.



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